Exhibit 10.11

MANAGEMENT AGREEMENT

This Management Agreement is made as of January 18, 2002 by and between Applied Precision, LLC, a Delaware limited liability company (“APLLC”), and Riverside Partners, Inc., a Delaware Corporation (“Riverside”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Amended and Restated Limited Liability Company Agreement of Applied Precision Holdings, LLC (“APHLLC”) dated the date hereof (the “LLC Agreement”).

Introduction

APLLC wishes to retain Riverside to provide management services to APLLC on an ongoing basis, and Riverside desires to provide management services to APLLC.

Section 1. Engagement. APLLC hereby engages Riverside to provide management services to it, including but not limited to advising APLLC on the operation of its business, the marketing of its products and services, its long term strategy, methods to increase its value, and all other matters relating to APLLC (the “Management Services”). Riverside hereby agrees to provide the Management Services to APLLC for the term set forth in this Agreement. The Management Services shall be provided at such times and places as are reasonably acceptable to the parties hereto.

Section 2. Management Fee.

(a) Amount of Management Fee. APLLC shall pay Riverside a fee (the “Management Fee”) for all Management Services provided, payable as set forth herein. The Management Fee shall be an annual amount of $150,000 until APHLLC distributes the Senior Preferred and Senior Preferred Return to Applied Precision, Inc. (“API”), and shall be an annual amount of $250,000 thereafter (in each case prorated for any partial year) until the earliest to occur of (i) a Sale of the Company, or (ii) the consummation of a Public Offering of the equity interests of APLLC, APHLLC or any successor entity thereto.

(b) Payment. The Management Fee shall accrue but shall not be payable until APHLLC distributes the First Senior Preferred and First Senior Preferred Return to API, at which time all accrued amounts shall immediately be due and payable to Riverside. Following the distribution of the First Senior Preferred and First Senior Preferred Return, the Management Fee will be payable in arrears on a quarterly basis (subject to proration), on the first day of each calendar quarter following the quarter for which payment is due (or earlier, in the case of termination under Section 4 prior to such date).

Section 3. Expense Reimbursement. APLLC shall reimburse Riverside for its reasonable out-of-pocket expenses incurred in performing Management Services, including without limitation travel, lodging and other similar items.

Section 4. Term. This Agreement shall terminate at such time as Riverside and its affiliates collectively own, directly or indirectly, through any corporation or other entity, less than 25% of the equity interest in APLLC initially owned by them, provided that APLLC shall remain liable thereafter to Riverside for the payment of any unreimbursed expenses incurred prior to termination and any accrued but unpaid Management Fees through the date of termination.

Section 5. Miscellaneous. This Agreement represents the entire agreement and understanding between the parties with respect to the matters covered herein, and may not be amended except by the written agreement of the parties. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as a sealed instrument as of the date first above written.

APPLIED PRECISION, LLC			RIVERSIDE PARTNERS, INC.

By	/s/ Ronald C. Seubert		By	/s/ David Belluck
	President	(Title)		V.P.	(Title)

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